Exhibit 107

AXIOS Sustainable Growth Acquisition Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
	Equity	Units, each consisting of one Class A ordinary share, $0.0001 par value per share, one right to acquire one-tenth (1/10) of one Class A ordinary share, and one redeemable warrant(2)	Rule 457(a)	2,875,000	$10.00	$28,750,000	$92.70 per $1,000,000	$2,665.13
	Equity	Class A ordinary shares included as part of the Units(3)(4)	Rule 457(a)	2,875,000	—	—	$92.70 per $1,000,000	—(5)
	Equity	Rights included as part of the Units(3)(4)	Rule 457(a)	2,875,000	—	—	$92.70 per $1,000,000	—(5)
	Equity	Class A ordinary shares, $0.0001 par value, underlying the rights included as part of the units(3)(4)	Rule 457(a)	287,500	$10.00	$2,875,000	$92.70 per $1,000,000	$266.51
	Equity	Redeemable warrants included as part of the Units(3)(4)	Rule 457(a)	2,875,000	—	—	$92.70 per $1,000,000	—(5)
	Equity	Class A ordinary shares, $0.0001 par value, issuable upon exercise of redeemable public warrants included as part of the units(3)(4)	Rule 457(a)	2,875,000	$11.50	$33,062,500	$92.70 per $1,000,000	$3,064.89
	Equity	Representative’s Shares	Rule 457(a)	60,000	$10.00	$600,000	$92.70 per $1,000,000	$55.62

	Equity	Representative’s Warrants	Rule 457(a)	86,250	$12.00	$1,035,000	$92.70 per $1,000,000	$95.94
	Equity	Class A ordinary shares, $0.0001 par value, issuable upon exercise of Representative’s Warrants(3)	Rule 457(a)	86,250	—	—	$92.70 per $1,000,000	—(5)
Fees Previously Paid
	Equity	Units, each consisting of one Class A ordinary share, $0.0001 par value per share, one right to acquire one-tenth (1/10) of one Class A ordinary share, and one redeemable warrant(6)	Rule 457(a)	14,375,000	$10.00	$143,750,000	$92.70 per $1,000,000	$13,325.63
	Equity	Class A ordinary shares included as part of the Units(3)(4)	Rule 457(a)	14,375,000	—	—	$92.70 per $1,000,000	—(5)
	Equity	Rights included as part of the Units(3)(4)	Rule 457(a)	14,375,000	—	—	$92.70 per $1,000,000	—(5)
	Equity	Class A ordinary shares, $0.0001 par value, underlying the rights included as part of the units(3)(4)	Rule 457(a)	1,437,500	$10.00	$7,187,500	$92.70 per $1,000,000	$1,332.56
	Equity	Redeemable warrants included as part of the Units(3)(4)	Rule 457(a)	14,375,000	—	—	$92.70 per $1,000,000	—(5)
	Equity	Class A ordinary shares, $0.0001 par value, issuable upon exercise of redeemable public warrants included as part of the units(3)(4)	Rule 457(a)	14,375,000	$11.50	$165,312,500	$92.70 per $1,000,000	$15,324.47
	Equity	Representative’s Shares	Rule 457(a)	300,000	$10.00	$3,000,000	$92.70 per $1,000,000	$278.10
	Equity	Representative’s Warrants	Rule 457(a)	431,250	$12.00	$5,175,000	$92.70 per $1,000,000	$479.72

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	Equity	Class A ordinary shares, $0.0001 par value, issuable upon exercise of Representative’s Warrants(3)	Rule 457(a)	431,250	—	—	$92.70 per $1,000,000	—(5)
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$390,747,500		$36,888.57
	Total Fees Previously Paid					$324,425,000		$30,740.48
	Total Fee Offsets
	Net Fee Due					$66,322,500		$6,148.09

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.

(2)	Includes 375,000 units, consisting of 375,000 Class A ordinary shares, 375,000 rights to acquire one tenth (1/10) of a share and 375,000 redeemable warrants, which may be issued upon exercise of a 30-day option granted to the underwriters to cover over-allotments, if any.

(3)	Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(4)	Number of Class A ordinary shares, rights and redeemable warrants, as applicable, included in the units described above, including those that may be issued upon exercise of a 30-day option granted to the underwriters.

(5)	No fee pursuant to Rule 457(g) under the Securities Act.

(6)	Includes 1,875,000 units, consisting of 1,875,000 Class A ordinary shares, 1,875,000 rights to acquire one tenth (1/10) of a share and 1,875,000 redeemable warrants, which may be issued upon exercise of a 30-day option granted to the underwriters to cover over-allotments, if any.

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Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

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